                                                                     Exhibit i.2

                           Morgan, Lewis & Bockius LLP
                          1111 Pennsylvania Avenue, NW
                             Washington, D.C. 20004

June 27, 2003

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: iShares Trust, File Nos. 333-92935 and 811-09729
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Ladies and Gentlemen:

We represent iShares Trust (the "Trust"), in connection with its filing of Post-Effective Amendment No. 20 (the "Post-Effective Amendment") to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Very truly yours,


/s/  W. John McGuire
--------------------
  W. John McGuire